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                                                                     EXHIBIT 2.3

      AGREEMENT AND PLAN OF MERGER (this "Plan"), dated March 19, 2004 entered into between Aurora Foods Inc., a Delaware corporation (the "Company"), and Pinnacle Foods Holding Corporation, a Delaware corporation ("Pinnacle").

      WHEREAS, the laws of the State of Delaware permit the merger of Pinnacle with and into the Company (the "Merger");

      WHEREAS, the Company entered into the Agreement and Plan of Reorganization and Merger, dated as of November 25, 2003 and as amended on January 8, 2004 (the "CEH Merger Agreement"), among the Company and Crunch Equity Holding, LLC, a Delaware limited liability company ("CEH LLC"), pursuant to which the Company agreed to enter into this Plan and CEH LLC agreed to cause Pinnacle to enter into this Plan;

      WHEREAS, Crunch Holding Corp., a Delaware corporation ("Holding"), is a wholly-owned subsidiary of CEH LLC, and Pinnacle is a wholly-owned subsidiary of Holding;

      WHEREAS, the parties desire to effectuate the capital restructuring and investment contemplated in the CEH Merger Agreement in the context of a voluntary case commenced by the Company pursuant to Chapter 11 of the Bankruptcy Code, and pursuant to the Bankruptcy Plan and the Disclosure Statement (as each term is defined in the CEH Merger Agreement);

      WHEREAS, the Company desires to effectuate its capital restructuring on the terms and conditions contained in this Plan, the CEH Merger Agreement and pursuant to the Bankruptcy Plan;

      WHEREAS, the Board of Directors of the Company deem it desirable and in the best interests of the Company to merge Pinnacle with and into the Company, and have duly approved this Plan for that purpose; and

      WHEREAS, the Board of Directors and the stockholders of Pinnacle deem it desirable and in the best interests of Pinnacle and its stockholders to merge Pinnacle with and into the Company, and have duly approved this Plan for that purpose.

      NOW, THEREFORE, in order to prescribe the terms and conditions of such merger and the mode of carrying such merger into effect, the parties hereby agree as follows:

1. The Merger. Upon the terms and subject to the conditions set forth in the CEH Merger Agreement, the Merger shall be consummated in accordance with
      Article III of the CEH Merger Agreement which is set forth as Schedule I hereto.

2.    General

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      a.    All of the provisions of this Plan shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, but this Plan and the rights and obligations of the parties hereunder shall not be assigned.

      b. This Plan may be amended, superseded or terminated, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, terminates or cancels this Plan, or waives any of the terms hereof, executed by all parties or, in the case of a waiver, by the party waiving compliance, and subject to any approval by the Board of Directors or stockholders of any of the parties that may be required by law.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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            IN WITNESS WHEREOF, the parties have executed this Plan of Merger on the date first above written.

                                     AURORA FOODS INC., a Delaware
                                     corporation

                                     By: /S/ RONALD B. HUTCHISON
                                         ---------------------------
                                           Name: Ronald B. Hutchison
                                           Title:  Chief Restructuring Officer

                                     PINNACLE FOODS HOLDING
                                     CORPORATION, a Delaware corporation

                                     By: /S/ N. MICHAEL DION
                                         -----------------------

                                            Name: N. Michael Dion
                                            Title:  Senior Vice-President

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                                                                      SCHEDULE I

                                   ARTICLE III